THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL 12:00 A.M. (MIDNIGHT) ON JULY 5, 2001 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA), THE REGULATIONS MADE THEREUNDER AND BOR #98/7 ISSUED BY THE B.C. SECURITIES COMMISSION.

WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE OR OTHERWISE IN CANADA TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL, NOVEMBER 17, 2000.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY (EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933), WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM TO THE SATISFACTION OF THE COMPANY, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF THE SHAREHOLDERS' COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AFTER THE EXPIRY TIME (AS DEFINED BELOW).

                                AIRBOMB.COM INC.
                            (a Delaware corporation)

No. SW00-01-01                      ______________________ SPECIAL WARRANTS each
                                    entitling the holder to acquire one Share and one Warrant for each Special Warrant subject to adjustment as set out below.

                     SPECIAL WARRANTS FOR THE ACQUISITION OF
                    COMMON SHARES AND SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY that, for value received,

                      ___________________________________

                                    (address)

(the "Special Warrantholder") is the registered holder of the number of special warrants (the "Special Warrants") stated above and is entitled to acquire, in the manner and at the time set forth hereafter, the number of units ("Units") of AIRBOMB.COM INC. (the "Company") as is equal to the number of Special Warrants represented hereby, subject to adjustment as set forth hereafter, all without payment of any consideration in addition to that paid for the Special Warrants represented hereby. Each Unit is comprised of one common share in the capital of the Company ("Share") and one share purchase warrant ("Warrant"), each whole Warrant entitling the holder to purchase one common share ("Warrant Share") at a price of $0.55 per Warrant Share at any time on or before 4:00 p.m. (Vancouver time) on November 17, 2002.

The rights to acquire Shares and Warrants of the Company granted by this Special Warrant Certificate may be exercised by the Special Warrantholder at any time prior to 4:00 p.m. (Vancouver time) on the earlier of:

         (i)      330 days from the date of this Certificate; and

         (ii) the fifth business day following the date on which the Commission issues written confirmation that the Company has filed with the Commission an Annual Information Form as contemplated by BOR #98/7 issued by the Commission, in whole or in part, by surrender of this Special Warrant Certificate at the offices of the Company together with the duly completed and executed exercise form attached hereto as Appendix 1 in accordance with the terms and conditions of this Special Warrant Certificate (such earlier date being herein called the "Exchange Date").

If the Special Warrants have not been voluntarily exercised by the holders thereof, prior to the Exchange Date, then such Special Warrants will be deemed to have been exercised by the holder thereof immediately prior to the Expiry Time, without any further action on the part of the holder.

The Shares in respect of which the Special Warrants are exercised will be deemed to have been issued on the date of such exercise at which time each Special Warrantholder will be deemed to have become the holder of record of such Shares.

After the exercise of Special Warrants, the Company shall forthwith cause to be mailed or delivered to each Special Warrantholder at its address specified in the register for the Special Warrants maintained by the Company, certificates for the appropriate number of Shares and Warrants issuable in respect of such Special Warrants, not exceeding those which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so exercised.

The holder of this Special Warrant Certificate may at any time up to the Exchange Date, upon written instructions delivered to the Company and payment of applicable charges, if any, exchange this Special Warrant Certificate for other Special Warrant Certificates evidencing Special Warrants entitling the holder to acquire in aggregate the same number of Shares and Warrants as may be acquired under this Special Warrant Certificate.

The Company covenants and agrees that all Shares which may be issued upon the exercise of the Special Warrants and all Warrant Shares will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the Special Warrants may be exchanged and the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for issuance of the Shares on exercise of the Special Warrants and issuance of Warrant Shares on exercise of the Warrants.

The Special Warrants represented by this Special Warrant Certificate will be void after 4:00 p.m. (Vancouver time) on the Exchange Date (the "Expiry Time").


THE FOLLOWING ARE THE ADDITIONAL TERMS AND CONDITIONS OF THE SPECIAL WARRANTS:

1. The exercise of the Special Warrants and issue of Shares and Warrants herein provided for is subject to adjustment in accordance with the following provisions:

         (a) if and when at any time hereafter while the Special Warrants are outstanding, the outstanding Common Shares of the Company are subdivided or changed into a greater or consolidated into a lesser number of shares, or the outstanding Common Shares of the Company are reclassified, if the Special Warrantholder has not fully exercised its rights hereunder prior to the record date or effective date of such subdivision, change, consolidation, or re-classification, then upon the exercise or deemed exercise of any such rights thereafter it shall be entitled to receive on the date of exercise the aggregate number of securities of the Company of the appropriate classes that the Special Warrantholder would have been entitled to receive as a result of such subdivision, change, consolidation or re-classification if it had so exercised its rights in advance of such subdivision, change, consolidation or re-classification;

         (b) the adjustments provided for in the preceding paragraph are cumulative. After any adjustment pursuant to this section, the term "Common Share" where used in the preceding paragraph of this section will be interpreted to mean the shares of any class or classes which, as a result of all prior adjustments pursuant to this section, the Special Warrantholder would have been entitled to receive upon the exercise of the Special Warrants;

         (c) as a condition precedent to the taking of any action which would require an adjustment in respect of the Special Warrantholder's rights pursuant to the Special Warrants, including the exercise price and the number and classes of securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue a sufficient number of shares, as fully paid and non-assessable shares, for the Special Warrantholder to receive all of the shares to which it is entitled in accordance with the provisions hereof; and

         (d) immediately after the occurrence of any event which requires an adjustment in any of the Special Warrantholder's rights pursuant to the Special Warrants, including the exercise price and the number and classes of securities which are to be received upon the exercise thereof, the Company shall forthwith give written notice to the Special Warrantholder of the particulars of such event and the required adjustment.

2. The exercise terms of the Warrants issuable hereunder are subject to adjustment in accordance with the same provisions as apply to Shares issuable upon exercise of the Special Warrants.

3.       In case at any time:

         (a) the Company pays any dividend payable in stock upon its Common Shares or makes any distribution to the holders of its Common Shares;

         (b) the Company offers for subscription PRO RATA to the holders of its Common Shares any additional shares or stock of any class or other rights;

         (c) there is any capital reorganization, or reclassification of capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Special Warrantholder, at least 20 days' prior written notice of the date on which the books of the Company will close or a record is to be taken for such dividend, distribution or PRO RATA offer, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least 20 days' written notice of the date when the same is to take place. Such notice will also specify, in the case of any such dividend, distribution or PRO RATA offer, the date on which the holders of Common Shares are entitled thereto, and each such notice must also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up as the case may be.

4. Any notice, direction or other instrument required or permitted to be given hereunder to the Company or the Special Warrantholder must be in writing and may be given by sending the same by facsimile transmission, or delivering the same to such party at the following address:

         (a)      if to the Company:

                  airbomb.com Inc.
                  505 - 1155 Robson Street
                  Vancouver, BC
                  V6E 1B5

                  Fax Number:  (604) 689-1722

         (b)      if to the Special Warrantholder:

                  At the address shown on the Subscription Agreement entered into between the Special Warrantholder and the Company.

Any notice, direction or instrument aforesaid shall:

         (a) if by facsimile transmission, be deemed to have been given or made upon completion of the facsimile transmission; or

         (b) if delivered, be deemed to have been given or made at the time of delivery.

Any party may give written notice of change of address in the same manner, in which event such notice will thereafter be given to it as above provided at such changed address.

5. In the event of any question arising with respect to the calculation of the adjustments herein provided with respect to the Special Warrants, such question will be conclusively determined by the Company's auditors or if it has no auditors, its accountants, who shall have access to all necessary records of the Company, and such determination will be binding upon the Company and the Special Warrantholder.

6. As used herein and except as otherwise specifically indicated herein, the term "Common Shares" means the Company's presently authorized common voting shares without par value.

7. In case this Special Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, shall issue a new Special Warrant Certificate representing the Special Warrants of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Special Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Special Warrant Certificate. The applicant for the issue of a new Special Warrant Certificate representing the Special Warrants pursuant to this section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion, and the applicant may also be required to furnish an indemnity in amount and form satisfactory to it in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

8. Nothing in this Special Warrant Certificate or in the holding of Special Warrants evidenced by this Special Warrant Certificate, or otherwise, shall be construed as conferring upon a Special Warrantholder any right or interest whatsoever as a shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company or the right to receive any dividend or other distribution except as otherwise provided herein.

9. The Special Warrants evidenced by this Special Warrant Certificate and the securities issuable upon the exercise of the rights represented hereby have not been registered under the UNITED STATES SECURITIES ACT OF 1933 (the "1933 Act"), as amended, nor under the securities laws of any state in the United States. These Special Warrants may not be exercised in the United States or by or on behalf of a person in the United States or a U.S. person and the securities issuable upon exercise hereof may not be delivered within the United States, and this Special Warrant and the securities to be issued on the exercise of the rights represented hereby may not be offered for sale, sold or otherwise transferred or assigned, directly or indirectly, in the United States or to a U.S. person unless (a) such securities are registered under the 1933 Act and the applicable laws of any such state or (b) such exercise or transfer is effected in accordance with an exemption from, or is otherwise not subject to, such registration requirements of the 1933 Act. "United States" and "U.S. person" are defined by Rule 902 of Regulation S under the 1933 Act. The Special Warrantholder acknowledges that the following legend may be placed upon all certificates representing any securities issued on the exercise of the rights represented by this Special Warrant Certificate.

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SHARES BE TRANSFERRED ON THE BOOKS OF THE COMPANY (EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933) WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM TO THE SATISFACTION OF THE COMPANY, SUCH COMPLIANCE, AT

THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF THE SHAREHOLDERS' COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

10. Notwithstanding anything contained in this Special Warrant Certificate or in any subscription agreement under which these Special Warrants were issued and sold, the Company:

         (a) shall not issue or register a Special Warrant Certificate or the Special Warrants represented thereby to or in the name of a U.S. Person or the agent of any such U.S. Person or in the name of a person who the Company has reasonable grounds to believe is in the United States or is a U.S. Person or the agent of a U.S. Person, unless the Company has received evidence satisfactory to it that the acquisition of Special Warrants by such person is in compliance with applicable United States federal and state securities laws; and

         (b) shall not register any transfer of a Special Warrant if it has reasonable grounds to believe that such transfer is otherwise not in accordance with applicable laws.

11. The Special Warrantholder may, at any time before the Exchange Date, exercise all or any number of the Special Warrants represented hereby, by surrendering to the Company a certificate or certificates representing the number of Special Warrants to be exercised, together with the duly completed and executed exercise form attached. Any such exercise is subject to compliance with, and may be restricted by, the securities laws of the Qualifying Jurisdiction and is further subject to the Special Warrantholder providing such assurances and executing such documents as may, in the reasonable opinion of the Company, be required to ensure compliance with applicable securities legislation. If, at the time of the exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation and Canadian Venture Exchange policy on the Common Shares and Warrants acquired, the Company may, if required on the advice of counsel, endorse the certificates representing the Shares, Warrants and any Warrant Shares acquired with a legend or legends, setting forth such resale restrictions, including the following legends:

                  "The shares represented by this certificate are subject to a hold period and may not be traded in British Columbia until the expiry of the hold period on July 5, 2001 except as permitted by the SECURITIES ACT (British Columbia) or regulations made under the Act."

                  "Without prior written approval of the Exchange and compliance with all applicable securities legislation, securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Canadian Venture Exchange or otherwise in

                  Canada to or for the benefit of a Canadian resident until November 17, 2000."

12. In the event of any exercise of the Special Warrants in accordance with the foregoing paragraph, the effective date of exercise will be the date of delivery of this Special Warrant Certificate to the Company.

13. In the event of any exercise of the Special Warrants in accordance with the foregoing paragraphs, certificates for the Shares ("Share Certificates") and the Warrants ("Warrant Certificates") so acquired will be delivered to the Special Warrantholder within a reasonable time, not exceeding five business days after the Special Warrants have been so exercised, and, unless the Special Warrants have expired, if less than the full number of Special Warrants are exercised, the Company will endorse this Special Warrant Certificate to show the number of Shares and Warrants acquired upon exercise and the number of Shares and Warrants remaining to be acquired hereunder and will return this Special Warrant Certificate to the Special Warrantholder.

14. Unless earlier exercised by the Special Warrantholder, the Special Warrants will be deemed to be exercised immediately prior to the Expiry Time. In the case of a deemed exercise of the Special Warrants pursuant to this paragraph, certificates representing the Shares and Warrants issued on such deemed exercise will be delivered to the Special Warrantholder within five business days of the Exchange Date and this Special Warrant Certificate will be deemed to be cancelled.

15. The Company will use its best efforts to ensure that all Common Shares outstanding or issuable from time to time are listed and posted for trading on a stock exchange.

16. Upon the exercise or deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrantholder shall no longer have any rights under this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates representing its Shares and Warrants issuable on the exercise of such Special Warrants, and such Special Warrants shall thereafter be void and of no further value or effect.

17.      Time shall be of the essence hereof.

18. The Special Warrants as represented by this Certificate (and all amendments hereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

IN WITNESS WHEREOF the Company has caused this Special Warrant Certificate to be executed this 17th day of July, 2000.

airbomb.com Inc.

Per:
         _________________________
         Dennis Higgs, Secretary

                                   APPENDIX 1
                                  EXERCISE FORM
TO:      AIRBOMB.COM INC.

The undersigned hereby exercises the right to acquire __________________ Units consisting of one common share and one non-transferable share purchase warrant of airbomb.com Inc. as constituted on July 17, 2000 (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto).

The undersigned hereby represents and warrants to the Company as follows (check one):

______   (i)      the undersigned is not a U.S. person and the Special Warrant is not being exercised within the United States or on behalf of a U.S. person; or

______   (ii)     the undersigned is a U.S. person or the Special Warrant is being exercised within the United States or on behalf or for the account or benefit of a U.S. person; or

______   (iii)    the undersigned has delivered herewith to the Company a
                  written opinion of counsel to the effect that the exercise of the Special Warrant by the undersigned is not subject to registration under the SECURITIES ACT OF 1933, as amended, or the securities laws of any state of the United States.

"United States" and "U.S. person" are as defined by Regulation S under the UNITED STATES SECURITIES ACT OF 1933.

DATED at ______________________, this_______day of________________, ___________.

________________________________
Signature Witnessed                             (Signature of Special
(see Appendix 2 - Instructions to Special       Warrantholder, to be the same
Warrantholders)                                 as appears on the face of this
                                                Special Warrant Certificate)

                                                Name of Special Warrantholder:


                                                Address (please print):


                                                ________________________________

                                   APPENDIX 2

                     INSTRUCTIONS TO SPECIAL WARRANTHOLDERS

TO EXERCISE

If the Special Warrantholder voluntarily exercises Special Warrants prior to the Exchange Date, it must complete, sign and deliver:

         (a)      the Exercise Form, attached as Appendix 1; and

         (b)      the Special Warrant Certificates,

to the Company indicating the number of Units to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

For the protection of the holder, it would be prudent to use registered mail if forwarding by mail.

GENERAL

If the Exercise Form or the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary capacity, the Special Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.